CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 8-K into RPC, Inc.'s previously filed Form S-8 Registration Statements (Nos. 33-5527, 33-75652 and 333-40223.


                             /s/    Arthur Andersen LLP
                                    -----------------------------------
                                    Arthur Andersen


Atlanta, Georgia
December 4, 2000